UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024 (December 13, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Acquisition

As previously disclosed, on November 4, 2024, 1847 CMD Inc. (“1847 CMD”), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”), entered into a stock and membership interest purchase agreement with Christopher M. Day (the “Initial Agreement”), which was amended and restated on December 5, 2024 and further amended on December 13, 2024 and December 16, 2024 (as so amended, the “CMD Purchase Agreement”). Pursuant to the CMD Purchase Agreement, 1847 CMD agreed to acquire (the “Acquisition”), all of the issued and outstanding capital stock of CMD Inc., a Nevada corporation (“CMD”), and all of the membership interests of CMD Finish Carpentry LLC, a Nevada limited liability company (“Finish” and together with CMD, the “CMD Companies”), from The CD Trust, dated October 18, 2021 (the “Seller”).

On December 16, 2024, closing of the transactions contemplated by the CMD Purchase Agreement was completed. Pursuant to the CMD Purchase Agreement, the Company acquired the CMD Companies for an aggregate purchase price of $18,750,000, consisting of $17,750,000 in cash (subject to adjustments) and $1,000,000 of a promissory note in the principal amount of $1,050,000 (collectively, the “Purchase Price”), the remaining $50,000 of which is allocated for Seller’s expenses. The Company also paid $25,000 in cash at the closing to be applied towards the Seller’s legal fees. Upon the execution of the Initial Purchase Agreement, the Company also paid the Seller a deposit of $1,000,000, which was not applied to the Purchase Price at closing since the closing did not occur prior to December 3, 2024, as originally required by the CMD Purchase Agreement.

The Purchase Price is subject to a post-closing working capital adjustment provision. Under this provision, the Seller delivered to 1847 CMD at the closing an unaudited balance sheet of the CMD Companies as of December 12, 2024 (the “Preliminary Balance Sheet”). On or before the 75th day following the closing, 1847 CMD must deliver to the Seller an audited balance sheet of the CMD Companies as of December 12, 2024 (the “Final Balance Sheet”). If the final net working capital reflected in the Final Balance Sheet exceeds the estimated net working capital reflected in the Preliminary Balance Sheet, 1847 CMD must issue to the Seller a promissory note in the principal amount equal to such excess. If the estimated net working capital reflected in the Preliminary Balance Sheet exceeds the final net working capital reflected in the Final Balance Sheet, the Seller must, within thirty (30) days, pay to 1847 CMD an amount in cash equal to such excess.

As noted above, a portion of the Purchase Price was paid by the issuance of a promissory note in the principal amount of $1,050,000 by 1847 CMD to the Seller (the “Note”). The Note is due and payable on February 16, 2025 and does not bear interest; provided that upon a default, as described in the Note, interest shall accrue at a rate of fifteen percent (15%) per annum until such default is cured. Additionally, if any payment of principal or interest is past due by five (5) days or more, a late fee will be due in an amount equal to 7.5% of the payment due. Subject to the rights of the Senior Lenders (as defined below), the Note is secured by all of the assets of 1847 CMD and the CMD Companies, pursuant to a security agreement, dated December 16, 2024, among 1847 CMD, the CMD Companies and the Seller (the “Security Agreement”), a pledge agreement, dated December 16, 2024, between the Company and the Seller relating to the equity interests of 1847 CMD (the “1847 CMD Pledge Agreement”), and a pledge agreement, dated December 16, 2024, between 1847 CMD and the Seller relating to the equity interests of the CMD Companies (the “CMD Pledge Agreement”). The Note is also guaranteed by the Company and the CMD Companies, pursuant to a Guaranty, dated December 16, 2024, by the Company and the CMD Companies in favor of the Seller (the “Guaranty”).

On December 16, 2024, 1847 CMD also entered into a lease agreement with Delancey LLC (the “Delancey Lease”) relating to the properties leased by the CMD Companies prior to the Acquisition located at 4485 Delancey Drive, Las Vegas, Nevada 89103 and 4495 Delancey Drive, Las Vegas, Nevada 89103 (collectively, the “Delancy Property”). The Delancey Lease provides for a base rent of $20,000 per month, which shall increase annually by an amount equal to three percent (3%) of the previous year’s base rent. In addition, 1847 CMD will be responsible for all taxes, insurance and certain operating costs during the lease term. Further, in the event that the mortgage lender on the Delancy Property calls the mortgage loan due to the change in tenant and Delancy LLC is required to refinance the Delancy Property, the Company agreed to pay the costs associated with such refinancing, and the increase in the monthly mortgage payments resulting from such refinancing, if any, will be added to the base rent. The Delancey Lease expires on December 31, 2029; provided that the term may be extended for two (2) additional five (5) year periods.

On December 16, 2024, 1847 CMD also entered into a lease agreement with CD Gowan LLC (the “Gowan Lease”) relating to the property leased by the CMD Companies prior to the Acquisition located at 2421 East Gowan Road, North Las Vegas, Nevada 89030 (the Gowan Property”). The Gowan Lease provides for a base rent of $15,000 per month, which shall increase annually by an amount equal to three percent (3%) of the previous year’s base rent. In addition, 1847 CMD will be responsible for all taxes, insurance and certain operating costs during the lease term. Further, in the event that the mortgage lender on the Gowan Property calls the mortgage loan due to the change in tenant and CD Gowan LLC is required to refinance the Gowan Property, the Company agreed to pay the costs associated with such refinancing, and the increase in the monthly mortgage payments resulting from such refinancing, if any, will be added to the base rent. The Gowan Lease expires on December 31, 2029; provided that the term may be extended for two (2) additional five (5) year periods.

The foregoing summary of the terms and conditions of the CMD Purchase Agreement, the Note, the Security Agreement, the 1847 CMD Pledge Agreement, the CMD Pledge Agreement, the Guaranty, the Delancey Lease and the Gowan Lease does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Management Services Agreement

On December 16, 2024, 1847 CMD entered into a management services agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an offsetting management services agreement as defined in that certain management services agreement, dated April 15, 2013, between the Company and the Manager, as amended (the “MSA”).

Pursuant to the Offsetting MSA, 1847 CMD appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 CMD, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 CMD for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 CMD, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 CMD, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 CMD for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 CMD, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter. 1847 CMD shall also reimburse the Manager for all costs and expenses of 1847 CMD which are specifically approved by the board of directors of 1847 CMD, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 CMD in connection with performing services under the Offsetting MSA.

The services provided by the Manager include conducting general and administrative supervision and oversight of 1847 CMD’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 CMD’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing description of the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Offsetting MSA filed as an Exhibit to this report, which is incorporated herein by reference.

Private Placement Transaction

On December 13, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) and a placement agreement (the “Placement Agreement”) with Spartan Capital Securities, LLC, as placement agent (the “Placement Agent”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 42,311,118 units, at a purchase price of $0.27 per unit, for total gross proceeds of approximately $11.42 million (the “Offering”).

The units are comprised of (i) 3,437,210 common shares (the “Shares”) and pre-funded warrants for the purchase of 38,873,908 common shares (the “Pre-Funded Warrants”), (ii) series A warrants to purchase 42,311,118 common shares at an exercise price of $0.81 per share (the “Series A Warrants”) and (iii) series B warrants to purchase 42,311,118 common shares at an exercise price of $0.54 per share (the “Series B Warrants,” and together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants”).

On December 16, 2024, the closing of the Offering was completed. Pursuant to the Placement Agreement, the Placement Agent received a cash transaction fee equal to 8% of the aggregate gross proceeds, a non-accountable expense allowance equal to 1% of the aggregate gross proceeds and reimbursement of certain out-of-pocket expenses. After deducting these and other offering expenses, the Company received net proceeds of approximately $10.25 million, all of which were used to pay the cash portion of the Purchase Price.

The Pre-Funded Warrants are exercisable at any time following Shareholder Approval (as defined below) until they are exercised in full at an exercise price of $0.01 per share, which has been pre-paid by the Purchasers in full. The exercise price and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares. Notwithstanding the foregoing, a holder will not have the right to exercise any portion of a Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (at the Purchaser’s option) of the number of common shares outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to the Company.

The Series A Warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.81 per share (subject to adjustment) and will expire five years from the later of (a) the date that the Company obtains Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement (as defined below) registering for resale the Registerable Securities (as defined below) has been declared effective by the Securities and Exchange Commission (the “SEC”) or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Series B Warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.54 per share (subject to adjustment) and will expire five years from the later of (a) the date that the Company obtains Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement registering for resale the Registerable Securities has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The Series A Warrants and the Series B Warrants may be exercised on a cashless basis if there is no effective registration statement with respect to the underlying common shares. In addition, under an alternate cashless exercise option contained in the Series A Warrants, the holders of the Series A Warrants will have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the Series A Warrants and (ii) 1.25.

The exercise prices of the Series A Warrants and the Series B Warrants contain standard adjustments for forward and reverse share splits, share dividends, reclassifications and similar transactions. In addition, the Series A Warrants and the Series B Warrants also contain the following resets of the exercise prices and number of shares underlying the Series A Warrants and the Series B Warrants:

●	Share Combination Event: Subject to Shareholder Approval, if at any time and from time to time on or after the issue date there occurs any share split, share dividend, share combination or reverse share split, recapitalization, or other similar transaction involving the common shares (each, a “Share Combination Event,” and such date thereof, the “Share Combination Event Date”) and the lowest volume weighted average price of the Company’s common shares on its principal trading market (the “VWAP”) during the period commencing five (5) consecutive trading days immediately preceding and the five (5) consecutive trading days commencing on the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after the close of trading, then commencing on the next trading day, which period shall be the “Share Combination Adjustment Period”) is less than the exercise price then in effect, then at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth (5th) trading day shall be reduced (but in no event increased) to the Event Market Price, subject to the Floor Price (as defined below), and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

●	Registration Reset: On the Reset Date (as defined below), the exercise price shall be adjusted to equal the lower of (i) the exercise price then in effect and (ii) a price equal to the greater of (a) the lowest single day VWAP during the period commencing on the twentieth (20th) trading day immediately preceding the Reset Date and ending on the Reset Date and (b) the Floor Price. Upon such reset of the exercise price, the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged. As used herein, “Reset Date” means the date following Shareholder Approval that is the earliest of the following dates, (i) the date on which for twenty (20) consecutive trading days all Registrable Securities have become and remained registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, provided, however, that if less than all Registrable Securities have become registered for resale on the date that a Registration Statement is declared effective, the holder with respect to itself only, shall have the right in its sole and absolute discretion to deem such condition satisfied, including with regard only to the Registrable Securities that have been so registered, (ii) the date on which the holder, for twenty (20) consecutive trading days, can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation and the Company has not had a Public Information Failure (as defined in the Securities Purchase Agreement) or (iii) twelve (12) months and twenty (20) trading days immediately following the issuance date of the Series A Warrants and the Series B Warrants.

●	Subsequent Equity Sales: Subject to Shareholder Approval, if at any time the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant, or any option to purchase or other disposition), or is deemed to have issued or sold, any common shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time common shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common shares, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then simultaneously with the consummation (or, if earlier, the announcement) of such issuance, the exercise price then in effect shall be reduced to an amount equal to the lower of (i) the New Issuance Price and (ii) the lowest VWAP during the five (5) consecutive trading days immediately following the issuance, subject to the Floor Price, and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

Notwithstanding the foregoing exercise price resets, in no event shall the exercises prices of the Series A Warrants and the Series B Warrants be reduced to a price that is less than the Floor Price. As used herein, “Floor Price” means (i) prior to Shareholder Approval, a price equal to thirty-five percent (35%) of $0.27 (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transactions) (as may be so adjusted, the “Minimum Price”), or (ii) following Shareholder Approval, a price equal to twenty percent (20%) of the Minimum Price; provided, however, that upon every Share Combination Event, the Floor Price shall be equal to 50% of the prior Floor Price, and shall subsequently continue to be so adjusted for every additional Share Combination Event.

Pursuant to the Securities Purchase Agreement, the Company agreed to hold a special meeting of shareholders at the earliest practicable date, but in no event later than ninety (90) days after the closing date for the purpose of obtaining the requisite approval from its shareholders for (i) the issuance of all common shares issuable upon exercise of the Warrants, including without limitation, with respect to any and all additional shares that may be issued as a result of the adjustments set forth in the Warrants, (ii) a reset of the exercise price and approval of a corresponding increase in the total number of common shares issuable upon exercise of the series A warrants issued by the Company to investors on October 30, 2024 that remain outstanding to an exercise price equal to the initial exercise price of the Series A Warrants, and any additional share issuance(s) as may be warranted due to such adjustment(s), and (iii) a reset of the exercise price and approval of a corresponding increase in the total number of common shares issuable upon exercise of the series B warrants issued by the Company to investors on October 30, 2024 to an exercise price equal to the initial exercise price of the Series B Warrants, and any additional share issuance(s) as may be warranted due to such adjustment(s), in accordance with NYSE American’s rules (the “Shareholder Approval”), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company agreed to solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders agreed to vote their proxies in favor of such proposal. The Company agreed to file a preliminary proxy statement with the SEC within ten (10) business days following the closing date for the purpose of obtaining the Shareholder Approval and to use its best efforts to obtain such Shareholder Approval. In the event that Shareholder Approval does not occur at the first shareholder meeting, the Company will be required to hold additional meetings at least one time every seventy-five (75) days until the earlier of the date Shareholder Approval is obtained or the Warrants are no longer outstanding.

In connection with the Offering, the Company also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC within 45 trading days of closing (the “Filing Date”) in order to register (i) the Shares, (ii) all common shares that may be issued upon exercise of the Warrants (without regard to any exercise limitations therein), and (iii) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Securities”) and use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than forty-five (45) calendar days following the Filing Date or, in the event of a full review by SEC, ninety (90) calendar days following the Filing Date (the “Effectiveness Date”). If (i) the Registration Statement is not filed on or prior to the Filing Date, (ii) the Company fails to file with the SEC a request for acceleration of the Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act within five (5) trading days of the date that the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective, (iv) the Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date, or (v) after the effective date of the Registration Statement, it ceases for any reason to remain continuously effective as to all Registrable Securities included in the Registration Statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) trading day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Purchasers may have under the Registration Rights Agreement or under applicable law, on each such Event Date and on each day thereafter until the applicable Event is cured, the Company shall pay and distribute to each Purchaser an amount in cash or common shares (as preferred by the Purchasers, and determined thereupon), on a pro rata basis as partial liquidated damages and not as a penalty, on a daily basis, a sum equal to 0.5% of the aggregate subscription amount paid by the Purchasers pursuant to the Purchase Agreement until fifteen (15) calendar days of each such Event, which amount shall increase to 1.00% of the aggregate subscription amount between sixteenth (16) calendar days and until cure of the Event, as calculated on a daily basis. If the Company fails to pay any such partial liquidated damages in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The Purchase Agreement, the Placement Agreement, the Warrants and the Registration Rights Agreement include customary representations, warranties and covenants by the Company. They also provide that the Company will indemnify the Purchasers and the Placement Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Placement Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Amendment to Securities Purchase Agreement

As previously disclosed, on October 28, 2024, the Company entered into a securities purchase agreement (the “Prior Purchase Agreement”) with certain purchasers signatory thereto (the “Prior Purchasers”). On December 13, 2024, the Company and Prior Purchasers which purchased at least 50.1% in interest of the Shares (as defined in the Prior Purchase Agreement) and the Pre-Funded Warrants (as defined in the Prior Purchase Agreement) based on the initial Subscription Amounts (as defined in the Prior Purchase Agreement) entered into an amendment (the “Amendment”) to the Prior Purchase Agreement, pursuant to which the parties amended Section 4.16 of the Prior Purchase Agreement to state that such Section does not apply to the Offering. The Company also agreed to implement the above-mentioned resets of the exercise prices of the series A warrants and the series B warrants issued by the Company to the Prior Purchasers on October 30, 2024 upon Shareholder Approval.

The foregoing summary of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached as an Exhibit hereto, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares and the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of the CMD Companies will be filed by an amendment to this Form 8-K within 71 calendar days of the date that this report was due.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date that this report was due.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Pre-Funded Warrant to Purchase Common Shares, dated December 16, 2024
4.2	Form of Series A Warrant to Purchase Common Shares, dated December 16, 2024
4.3	Form of Series B Warrant to Purchase Common Shares, dated December 16, 2024
10.1	Stock and Membership Interest Purchase Agreement, dated November 4, 2024, between 1847 CMD Inc. and Chris Day
10.2	Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 5, 2024, between 1847 CMD Inc. and Chris Day
10.3	Amendment No. 1 to Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 13, 2024, between 1847 CMD Inc., Chris Day and The CD Trust, dated October 18, 2021
10.4	Amendment No. 2 to Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 16, 2024, between 1847 CMD Inc., Chris Day and The CD Trust, dated October 18, 2021
10.5	Promissory Note issued by 1847 CMD Inc. to The CD Trust, dated October 18, 2021 on December 16, 2024
10.6	Security Agreement, dated December 16, 2024, among 1847 CMD Inc., CMD Inc., CMD Finish Carpentry LLC and The CD Trust, dated October 18, 2021
10.7	Pledge Agreement, dated December 16, 2024, between 1847 Holdings LLC and The CD Trust, dated October 18, 2021
10.8	Pledge Agreement, dated December 16, 2024, between 1847 CMD Inc. and The CD Trust, dated October 18, 2021
10.9	Guaranty, dated December 16, 2024, among 1847 Holdings LLC, CMD Inc., CMD Finish Carpentry LLC and The CD Trust, dated October 18, 2021
10.10	Lease, dated December 16, 2024, between Delancey LLC and 1847 CMD Inc.
10.11	Lease, dated December 16, 2024, between CD Gowan LLC and 1847 CMD Inc.
10.12	Management Services Agreement, dated December 16, 2024, 1847 Partners LLC and 1847 CMD Inc.
10.13	Placement Agency Agreement, dated December 13, 2024, between 1847 Holdings LLC and Spartan Capital Securities, LLC
10.14	Form of Securities Purchase Agreement, dated December 13, 2024, among 1847 Holdings LLC and the Purchasers signatory thereto
10.15	Form of Registration Rights Agreement, dated December 13, 2024, among 1847 Holdings LLC and the Purchasers signatory thereto
10.16	Form of Amendment No. 1 to Securities Purchase Agreement, dated December 13, 2024, among 1847 Holdings LLC and the purchasers signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer